                                                                    Exhibit 10.8



             ______________________________________________________



                              AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT

                                       of

                         DOMINICK'S SUPERMARKETS, INC.



                                  Dated as of

                                November 1, 1996



             ______________________________________________________

                               TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----
        ARTICLE I         DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                 Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

       ARTICLE II         RESTRICTIONS ON TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                 Section 2.1      Transfers in Accordance with this Agreement . . . . . . . . . . . . . . . . . . . . . . .  10
                 Section 2.2      Agreement to be Bound . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Section 2.3      Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Section 2.4      [Intentionally Omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Section 2.5      Transfer of Pecuniary Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Section 2.6      Tag-Along Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Section 2.7      Rights to Compel Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Section 2.8      Offering Memorandum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Section 2.9      Deliveries at Closing; Method of Payment of Purchase Price  . . . . . . . . . . . . . . .  16

      ARTICLE III         SCOPE OF BUSINESS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                 Section 3.1      Scope of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Section 3.2      Business Opportunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

       ARTICLE IV         ADDITIONAL RIGHTS AND OBLIGATIONS OF
                          INVESTORS AND THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                 Section 4.1      Management Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Section 4.2      Investment Banking Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Section 4.3      Access to Information; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Section 4.4      Furnishing of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 Section 4.5      Regulatory Problems, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

        ARTICLE V         CORPORATE GOVERNANCE AND VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                 Section 5.1      Boards of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Section 5.2      Action by the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 Section 5.3      Charter Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Section 5.4      Appointment of Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Section 5.5      Board Visitation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

       ARTICLE VI         TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                 Section 6.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

      ARTICLE VII         MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                 Section 7.1      No Inconsistent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 7.2      No Other Affiliate Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 7.3      Recapitalization, Exchanges, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 7.4      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 7.5      No Waivers; Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 7.6      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Section 7.7      Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.8      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.9      Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.10     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.11     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.12     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.13     Required Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.14     Consistency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Section 7.15     Public Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

                 AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") dated as of November 1, 1996, by and among (i) each of the purchasers listed on the signature pages attached hereto (together with their Permitted Transferees (defined below), the "Purchasers"), (ii) each of the investors listed on the signature pages attached hereto, (iii) The Yucaipa Companies, a California general partnership, Yucaipa Blackhawk Partners, L.P., a California limited partnership, Yucaipa Chicago Partners, L.P., a California limited partnership, Yucaipa Dominick's Partners, L.P., a California limited partnership and Ronald
W. Burkle (collectively, the "Yucaipa Affiliates"), (iv) Dominick's Supermarkets, Inc., a Delaware corporation (the "Company"), (v) Dominick's Finer Foods, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Dominick's"), and (vi) each other Person (defined below) who becomes a party to this Agreement in accordance with the terms hereof.

                              W I T N E S S E T H:

                 WHEREAS, the parties hereto have entered into that certain Stockholders Agreement dated as of March 22, 1995 (the "Stockholders Agreement"), and desire to amend and restate such Stockholders Agreement in conjunction with the Qualified IPO (as defined in the Stockholders Agreement) of the Company being consummated on the date hereof;

                 WHEREAS, this Agreement shall become effective (the "Effective Date") on the date of, and simultaneously with, the closing under the Underwriting Agreement, dated as of October [29], 1996, among the Company, the stockholders of the Company named therein, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, BT Securities Corporation and Chase Securities, Inc., as the representatives of the several underwriters named therein (the "Underwriting Agreement");

                 WHEREAS, on the Effective Date after giving effect to the transactions contemplated by the Underwriting Agreement (i) the authorized capital stock of the Company will consist of 50,000,000 shares of voting common stock, $.01 par value (the "Common Stock"), 10,000,000 shares of non-voting common stock, $.01 par value, of which 8,500,000 shares will be designated as Class B Common Stock (the "Class B Common Stock"), and 4,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock") of which 40,000 shares have been designated as 15% Redeemable Exchangeable Cumulative Preferred Stock, Series A, $.01 par value (the "Redeemable Preferred Stock"), and (ii) the issued and outstanding capital stock of the Company will consist of __________ shares of Common Stock, ______________ shares of Class B Common Stock and 40,000 shares of Redeemable Preferred Stock, with 996,835 shares of Common Stock reserved for issuance upon the exercise of certain outstanding stock options, 1,000,000 shares reserved for issuance pursuant to the Company's 1996 Equity Participation Plan and 3,874,492 shares of Common Stock reserved for issuance upon the exercise of the Yucaipa Warrant (defined below);

                 WHEREAS, on the Effective Date after giving effect to the transactions contemplated by the Underwriting Agreement (i) each Yucaipa Affiliate shall beneficially own the number of shares of Common Stock set forth under its name on the signature pages attached hereto, and the Yucaipa Affiliates shall collectively beneficially own 2,934,909 shares of Common Stock, (ii) each Purchaser shall beneficially own the number and kind of Shares (defined below) set forth under its name on the signature pages attached hereto, and the Purchasers shall collectively beneficially own _____________ shares of Common Stock and _____________ shares of Class B Common Stock; and (iii) Dodi L.L.C. shall beneficially own 40,000 shares of Redeemable Preferred Stock (which the Company has agreed to repurchase on January 2, 1997); and

                 WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares, including both issued and outstanding Shares as well as Shares that may be issued or otherwise acquired hereafter, to provide for certain rights and obligations in respect of the Shares and the Company as hereinafter provided.

                 NOW THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                 "Acquisition Date" shall mean March 22, 1995 (after giving effect to the Company's acquisition of Dominick's on such date).

                 "Additional Shares" shall have the meaning set forth in
Section 2.6(c).

                 "Affiliate," as applied to any specified Person, shall mean any other Person directly or indirect controlling or controlled by or under direct or indirect common control with such specified Person and, in the case of a Person who is an individual, shall include (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). Notwithstanding, the foregoing, the Purchasers and their respective Affiliates shall not be deemed Affiliates of the Company.


                 "Affiliate Transaction" shall mean (i) any sale, lease, transfer or other disposition by the Company or its Subsidiaries of any of their respective properties or assets to, (ii) any purchase of property or assets by the Company or its Subsidiaries from, (iii) any investment by the Company or its Subsidiaries in, (iv) any agreement by the Company or its Subsidiaries with or for the benefit of, or (v) any other transaction between the Company or its Subsidiaries and, an Affiliate of the Company or of any Subsidiary of the Company.

                 "Apollo" shall mean Apollo Investment Fund, L.P. and any of its Permitted Transferees to which Apollo has Transferred Shares.

                 "Apollo Nominees" shall have the meaning set forth in Section 5.1(a).

                 "Appraisal Notice" shall have the meaning set forth in Section 2.7(c)(i).

                 "Appraisal Request" shall mean a written request for an appraisal pursuant to Section 2.7(i) sent by Other Purchasers holding a least 65% of the Shares then held by the Other Purchasers to Yucaipa and Apollo on or prior to the fifth business day following delivery of the Compelled Sale Notice, which request shall identify five proposed Appraisers that are independent from the Company, the stockholders of the Company or any of their respective Affiliates; provided, that the right to deliver an Appraisal Request shall terminate on the first date on which the Other Purchasers beneficially own fewer than 50% of the Shares held by the Other Purchasers on the Acquisition Date.

                 "Appraised Value" shall mean, with respect to any Compelled Sale, the per Share value of the Company immediately prior to such Compelled Sale (without giving effect thereto or to the rights of Apollo contained in Section 2.7(c)(ii) hereof), as determined in good faith by the Appraiser.

                 "Appraiser" shall mean a nationally recognized investment bank, appraisal firm or other Person with experience in valuing businesses chosen pursuant to Section 2.7(i).

                 "beneficial owner" of a security shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has (i) the power to vote, or to direct the voting of, such security and (ii) the power to dispose, or to direct the disposition of, such security. "Beneficially own" shall have a correlative meaning. Ownership of the Yucaipa Warrant shall not constitute beneficial ownership of the Shares issuable upon the exercise thereof.

                 "Board of Directors" shall mean the Board of Directors of the Company.

                 "Business Day" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in New York, New York.

                 "Business Opportunity" shall have the meaning set forth in
Section 3.2.

                 "Capitalized Lease Obligation," as applied to any Person, means obligations under any lease of any property (whether real, personal or mixed) by that Person as lessee, that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, determined in accordance with GAAP.

                 "Charter Documents" shall mean the Certificate of Incorporation and Bylaws of the Company, each as amended or restated, attached hereto as Exhibits A and B, respectively.

                 "Class B Common Stock" shall have the meaning set forth in the recitals.

                 "Commission" shall mean the United States Securities and Exchange Commission.

                 "Common Stock" shall have the meaning set forth in the recitals.

                 "Compelled Sale" shall have the meaning set forth in Section 2.7(a).

                 "Company" shall have the meaning set forth in the preamble.

                 "Compelled Sale Acceptance" shall have the meaning set forth in Section 2.7(c).

                 "Compelled Sale Agreement" shall have the meaning set forth in
Section 2.7(c).

                 "Compelled Sale Closing" shall have the meaning set forth in
Section 2.7(a).

                 "Compelled Sale Date" shall have the meaning set forth in
Section 2.7(b).

                 "Compelled Sale Notice" shall have the meaning set forth in
Section 2.7(b).

                 "Compelled Sale Transaction Date" shall have the meaning set forth in Section 2.7(c).

                 "Control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Controlling Stockholders" shall mean the Yucaipa Affiliates and any of their Permitted Transferees to which any Yucaipa Affiliate or any other Controlling Stockholder has Transferred Shares.

                 "Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, among Dominick's, the Company, the guarantors named therein, and the lenders, arrangers, administrative agent and syndication agent named therein.

                 "Disqualified Indebtedness" shall have the meaning set forth in Section 2.7(h).

                 "Dominick's" shall have the meaning set forth in the preamble.

                 "Dominick's Board" shall mean the board of directors of Dominick's.

                 "Dominick's Stock Purchase Agreement" means the Stock Purchase Agreement, dated January 17, 1995, by and among the Company, DFF Acquisition Sub, Inc., Dodi, L.L.C., Dodi Family L.L.C. and Dodi Developments, L.L.C.

                 "EBITDA" shall mean with respect to any Person for any period, the net income (or loss) of such Person and its subsidiaries on a consolidated basis for such period, determined in accordance with GAAP, excluding (to the extent included therein), without duplication, (i) all net extraordinary gains (or losses), (ii) total interest expense of such Person and its subsidiaries on a consolidated basis with respect to outstanding indebtedness of such Person and its subsidiaries, including without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate swap, cap, collar or similar agreements, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) LIFO provision, and
(vii) other non-cash items reducing net income and other non-cash items increasing net income, all of the foregoing as determined on a consolidated basis for such Person and its subsidiaries in accordance with GAAP; provided, that EBITDA of the Company for any period shall be calculated to give pro forma effect to all acquisitions and divestitures during such period as if such acquisitions and divestitures had occurred on the first day of such period, such calculations to be made in accordance with GAAP and Rule 11-02 of Regulation S-X of the Commission.

                 "Effective Date" shall have the meaning set forth in the recitals.

                 "Employee Plans" shall mean the Company's 1995 Stock Option Plan, under which 966,835 shares of Common Stock are reserved for issuance upon exercise of options granted thereunder, the Company's 1996 Equity Participation Plan, under which 1,000,000 shares of Common Stock are reserved for issuance, and any employee or similar plans set forth in Schedule 3.23 to the Dominick's Stock Purchase Agreement or approved by a majority of the Board of Directors then in office.

                 "Enterprise Value" with respect to any proposed Compelled Sale, shall mean (without duplication) the sum of (a) the aggregate value of the fully diluted common equity of the Company, based on the price per Share proposed to be paid in such Compelled Sale, net of the exercise, exchange or conversion price, if any, with respect to any security exercisable or exchangeable for or convertible into Common Stock of the Company, plus (b) the aggregate principal amount of all Indebtedness of the Company and its consolidated Subsidiaries and the aggregate liquidation preference of all preferred stock of the Company (other than preferred stock included in clause
(a) above), in each case as reflected on the most recent balance sheet of the Company and its consolidated subsidiaries that was (or was required to be) provided pursuant to Section 4.4 hereof on or prior to the date of the Compelled Sale Notice, less (c) all cash and cash equivalents of the Company and its consolidated Subsidiaries as reflected on such balance sheet.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                 "Exchange Agreement" means the Stock Exchange Agreement, dated as of March 22, 1995, by and between the Company and Apollo.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied.

                 "Indebtedness" shall mean with respect to any Person, without duplication, all liabilities of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate)), or (c) for the payment of money relating to a Capitalized Lease Obligation.

                 "Independent Nominator" shall mean (a) Apollo until Apollo ceases to beneficially own at least 1,463,795 Shares (25% of the Shares beneficially owned by Apollo on the Acquisition Date) and (b) thereafter, Yucaipa.

                 "Investor Nominees" shall have the meaning set forth in
Section 5.1 (a).

                 "Investors" shall mean each of the parties to the Agreement (other than the Company and Controlling Stockholders), together with such party's Permitted Transferees, including (without limitation) any Person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof. For purposes of determining the number of Shares held by any Investor, such Investor shall be deemed to hold all Shares held by such Investor's Permitted Transferees.

                 "MD&A" shall mean a management's discussion and analysis of the Company's financial condition and results of operation comparable to the discussion that is required to be included in periodic reports filed under the Exchange Act.

                 "Management Agreement" shall mean that certain Management Agreement, dated as of the date hereof, by and among the Company, Dominick's and Yucaipa, attached hereto as Exhibit D.

                 "Notices" shall have the meaning set forth in Section 7.6.

                 "Other Investors" shall mean the Investors other than the Purchasers.

                 "Other Purchasers" shall mean the Purchasers other than Apollo.

                 "Other Nominees" shall have the meaning set forth in Section 5.1(a).

                 "pecuniary interest" in any security shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security, and shall include securities owned by an individual's spouse or issue or any trust solely for the benefit of such individual, spouse or issue.

                 "Permitted Transferee" shall mean:

                 (a) in the case of any Purchaser (i) any officer, director or partner of, or Person controlling, such Purchaser or any other Purchaser, or (ii) any other Person that is (x) an Affiliate of the general partner(s), investment manager(s) or investment advisor(s) of such Purchaser on the date hereof, (y) an Affiliate of such Purchaser or a Permitted Transferee of such Purchaser or (z) an investment fund, investment account or investment entity whose investment manager, investment advisor or general partner thereof is such Purchaser or a Permitted Transferee of such Purchaser, in each case in a bona fide distribution or other transaction not intended to avoid the provisions of this Agreement;

                 (b) in the case of any Controlling Stockholder, (i) any Person that is controlled by Ronald W. Burkle, (ii) upon a bona fide liquidation of, or a bona fide withdrawal from, such Controlling Stockholder, in each case, not intended to avoid the provisions of this Agreement, the shareholders, partners or principals, as the case may be, of such Controlling Stockholder, (iii) upon a bona fide reduction (not intended to avoid the provisions of this Agreement) in such Controlling Stockholder's interest in another Controlling Stockholder (a "Specified Person"), and a corresponding increase in a Yucaipa Individual's interest in such Specified Person, such Yucaipa Individual; provided, that immediately after such Transfer, Ronald W. Burkle continues to control such Specified Person, or (iv) if such Controlling Stockholder is an individual, (x) any spouse or issue of such individual, or any trust solely for the benefit of such individual, spouse or issue, and (y) upon such individual's death, any Person to whom Shares are transferred in accordance with the laws of the descent and/or testamentary distribution; and

                 (c) in the case of any Other Investor, (i) any Subsidiary of such Other Investor, (ii) any Person of which such Other Investor is a Subsidiary, (iii) any Subsidiary of a Person described in the foregoing clause
(ii), or (iv) if such Other Investor is an individual, (x) any spouse or issue of such Other Investor or any trust for the benefit of such individual, spouse or issue, and (y) upon such Other Investor's death, any Person to whom Shares are transferred in accordance with the laws of descent and/or testamentary distribution.

                 "Person" shall mean an individual or a corporation, partnership, limited liability company, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 "Preferred Stock" shall have the meaning set forth in the recitals.

                 "Proposed Purchaser" shall mean a Person or group of Persons to which any Controlling Stockholder proposes to Transfer Shares in accordance with Section 2.6.

                 "Public Offering" shall mean any bona fide underwritten public distribution of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

                 "Purchasers" shall have the meaning set forth in the preamble.

                 "Redeemable Preferred Stock" shall have the meaning set forth in the recitals.

                 "Registration Rights Agreements" shall mean (i) that certain Registration Rights Agreement, dated as of March 22, 1995, by and among the Company, the Purchasers and the other parties thereto and (ii) that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, certain Yucaipa Affiliates and the other parties thereto.

                 "Regulatory Problem" shall have the meaning set forth in
Section 4.5.

                 "Remaining Holders" shall have the meaning set forth in
Section 2.7(a).

                 "Requisite Holders" on any date shall mean the Other Purchasers that own at least 65% of the Shares beneficially owned by the Other Purchasers on such date.

                 "ROFO Acceptance" shall have the meaning set forth in Section 5.1(g).

                 "ROFO Closing Date" shall have the meaning set forth in
Section 5.1(g).

                 "ROFO Notice" shall have the meaning set forth in Section
5.1(g).

                 "ROFO Shares" shall have the meaning set forth in Section
5.1(g).

                 "RPHC" shall mean any Person, if an interest in such Person is treated as a "United States real property interest" within the meaning of section 897 of the Internal Revenue Code of 1986, as amended.

                 "Rule 144 Open Market Transaction" shall mean any bona fide public sale of Shares in an open market transaction under Rule 144 of the Securities Act (or any successor rule) if such sale is in compliance with the requirements of paragraphs (c), (d), (e), (f) and (g) of such Rule (notwithstanding the provisions of paragraph (k) of such Rule).

                 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                 "Shares" shall mean, collectively, the Common Stock and the Class B Common Stock. Whenever this Agreement refers to a number or percentage of Shares, such number or percentage shall be calculated as if each of the Shares had been exchanged or converted into shares of Common Stock immediately prior to such calculation regardless of the existence of any restrictions on such exchange or conversion.

                 "Stock Purchase Agreement" shall mean the stock purchase agreement, dated as of March 22, 1995, among the Company, Yucaipa and the Purchasers.

                 "Subsidiary" shall mean, with respect to any Person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, (b) a partnership in which such Person or a Subsidiary, of such Person is, at the date of determination, a general partner of such partnership, or (c) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person.


                 "Tag-Along Notice" shall have the meaning set forth in Section 2.6(c).

                 "Tag-Along Sale" shall mean a bona fide Transfer of a Controlling Stockholder's pecuniary interest in any Shares (except in accordance with Section 2.7), including, without limitation, (a) by means of such Controlling Stockholder's Transfer of an interest in any Person owning such Shares or (b) a Transfer of a pecuniary interest in any Shares by such Controlling Stockholder's spouse or issue, or by any trust solely for the benefit of such Controlling Stockholder's spouse or issue.

                 "Tag-Along Stockholder" shall have the meaning set forth in
Section 2.6(a).

                 "Third Party" shall mean any prospective purchaser of Shares (that is not an Affiliate or Permitted Transferee of the transferor or of any Yucaipa Affiliate) in an arm's length purchase from such transferor.

                 "Transfer" shall mean (i) when used as a noun: any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition and (ii) when used as a verb: to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of.

                 "Transferee" shall mean any Person to whom Shares have been Transferred in compliance with the terms of this Agreement.

                 "Transfer Allotment" of any Tag-Along Stockholder with respect to any Tag-Along Sale shall mean the product of (i) the total number of Shares proposed to be Transferred in such Tag-Along Sale multiplied by (ii) a fraction, the numerator of which is the total number of Shares owned by such Tag-Along Stockholder as of the close of business on the second day immediately preceding the mailing date of the Transfer Notice and the denominator of which is the total number of Shares then owned by the Controlling Stockholders, the Investors, and all other stockholders of the Company having tag-along or other contractual rights to participate in the proposed Transfer.

                 "Transfer Date" shall have the meaning set forth in Section 2.6(b).

                 "Transfer Notice" shall have the meaning set forth in Section 2.6(b).

                 "Yucaipa" shall mean The Yucaipa Companies, a California general partnership, until a successor controlled by Ronald W. Burkle replaces such Person, and thereafter means such successor; provided that the rights set forth in Section 5.1 of this Agreement as belonging to Yucaipa initially shall be exercisable personally by Yucaipa Management L.L.C., a California limited liability company, or Ronald W. Burkle and neither The Yucaipa Companies nor any other Yucaipa Affiliate shall have any right or interest in the exercise of such rights; provided further that Ronald W. Burkle may assign such rights to any successor controlled by him, and for purposes of Section 5.1, "Yucaipa" thereafter shall mean such successor so long as it remains controlled by Ronald
W. Burkle.

                 "Yucaipa Affiliate" shall have the meaning set forth in the preamble.

                 "Yucaipa Individual" shall mean (a) a full-time employee of a Yucaipa Affiliate or the Company or (b) a partner of a Yucaipa Affiliate who devotes substantially all of his business efforts to such Yucaipa Affiliate.

                 "Yucaipa Nominees" shall have the meaning set forth in Section 5.1(a).

                 "Yucaipa Warrant" shall mean the warrant to purchase up to 3,874,492 shares of Common Stock issued by the Company to Yucaipa on March 22, 1995, as amended.

                                   ARTICLE II

                           RESTRICTIONS ON TRANSFERS

                 Section 2.1 Transfers in Accordance with this Agreement. Any attempt to Transfer, or purported Transfer of, any Shares in violation of the terms of this Agreement shall be null and void and neither the Company nor any transfer agent shall register upon its books any such Transfer. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.

                 Section 2.2 Agreement to be Bound. No party hereto shall Transfer any Shares (other than Transfers to the Company, Transfers constituting a bona fide public distribution pursuant to (i) the registration rights included in the Registration Rights Agreements, (ii) any shelf registration pursuant to Rule 415 under the Securities Act or any Public Offering or (iii) Rule 144 Open Market Transactions, or Transfers constituting a bona fide pledge to a broker-dealer or other institutional lender), unless
(x) the certificates representing such Shares issued to the Transferee bear the legend provided in Section 2.3, if required by such Section, and (y) the Transferee (if not already a party hereto) has executed and delivered to each other party hereto, as a condition precedent to such Transfer, an instrument or instruments, reasonably satisfactory to such parties, confirming that the Transferee agrees to be bound by the terms of this Agreement in the same manner as such Transferee's transferor, except as otherwise specifically provided in this Agreement.

                 Section 2.3 Legend. Each Investor and Controlling Stockholder hereby agrees that each outstanding certificate representing Shares issued to any of them, or any certificate issued in exchange for or upon conversion of any similarly legended certificate, shall, unless sold in a transaction exempted from the operation of Section 2.2 above, bear a legend reading substantially as follows:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SHARES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

                 THE SHARES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OBLIGATIONS, TO WHICH ANY TRANSFEREE AGREES BY HIS ACCEPTANCE HEREOF, AS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 1, 1996, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT.

                 Section 2.4      [Intentionally Left Blank].

                 Section 2.5 Transfer of Pecuniary Interests. Prior to a Transfer of a pecuniary interest in any Shares by Ronald W. Burkle or any Controlling Stockholder controlled by Ronald W. Burkle to a Permitted Transferee (including, without limitation, by means of a Transfer of an interest in any Person owning Shares) Ronald W. Burkle shall provide each of the Purchasers with a written notice specifying the number of Shares in which a pecuniary interest is being Transferred.

                 Without the prior written consent of (a) the holders of a majority of the Shares held by the Purchasers and (b) at least two unrelated Purchasers, neither Ronald W. Burkle nor any Controlling Stockholder controlled by Ronald W. Burkle shall Transfer a pecuniary interest in any Shares to a Permitted Transferee (including, without limitation, by means of a Transfer of an interest in any Person owning Shares), if immediately after giving effect to such Transfer Ronald W. Burkle would have a pecuniary interest in a number of Shares less than (i) 85% of the number of Shares in which Ronald W. Burkle had a pecuniary interest on the Acquisition Date minus (ii) any Shares as to which Ronald W. Burkle had a pecuniary interest on the Acquisition Date that are Transferred in a Tag-Along Sale exempt from the provisions of Section 6.2 pursuant to Section 2.6(e)(v).

                 The provisions of this Section 2.5 shall not apply to any Transfer to (x) any spouse or issue of Ronald W. Burkle, or any trust solely for the benefit of Ronald W. Burkle or any such spouse or issue, and (y) upon Ronald W. Burkle's death, any Person to whom Shares are transferred in accordance with the laws of descent and/or testamentary distribution.

                 Section 2.6 Tag-Along Rights. (a) Each Controlling Stockholder who proposes to effect a Tag-Along Sale shall afford each of the Investors (each, a "Tag-Along Stockholder") the opportunity to participate therein in accordance with this Section 2.6.

                 Each Controlling Stockholder represents to the Investors that it has not entered into any agreement providing for any rights inconsistent with the rights provided to the Investors in this Section 2.6 and that it has not otherwise directly or indirectly granted any such rights. No Controlling Stockholder shall enter into any agreement providing for, or otherwise directly or indirectly grant, any tag-along or other contractual rights (other than customary registration rights) to participate, directly or indirectly, in any Tag-Along Sale without the prior unanimous written approval of the Investor Nominees and, so long as the Other Purchasers, in the aggregate, beneficially own at least 33% of the Shares beneficially owned by the Other Purchasers on the Acquisition Date, the Requisite Holders.

                 (b) With respect to each Tag-Along Sale, each Tag-Along Stockholder shall have the right to Transfer, at the same price and upon identical terms and conditions as such proposed Transfer (except as set forth below), the number of Shares owned by such Tag-Along Stockholder equal to such Tag-Along Stockholder's Transfer Allotment; provided, however, that (i) a Tag-Along Stockholder may Transfer Shares of a different kind than those transferred by a Controlling Stockholder pursuant to a Tag-Along Sale; and (ii) in the event of a Tag-Along Sale pursuant to a Transfer by a Controlling Stockholder of an interest in a Person that directly or indirectly owns Shares, the price and other terms and conditions of such Tag-Along Sale applicable to each Tag-Along Stockholder and the Shares to be sold by such Tag-Along Stockholder, shall as closely approximate those of the proposed Transfer as is reasonably practicable.

                 At the time any Tag-Along Sale is proposed, the Controlling Stockholders shall give written notice to each Tag-Along Stockholder of its right to sell Shares hereunder (the "Transfer Notice"), which notice shall identify the Proposed Purchaser and state the number of Shares proposed to be Transferred, the proposed offering price (including the form and terms of any non-cash consideration to be received in connection therewith), the proposed date of any such Transfer (the "Transfer Date") and any other material terms and conditions of the proposed Transfer. The Transfer Notice shall also contain a complete and correct copy of any offer to, or agreement with, the Controlling Stockholders by the Proposed Purchaser to purchase such Shares. The Controlling Stockholders shall use their best efforts to deliver the Transfer Notice at least 30 days prior to the Transfer Date and in no event shall the Controlling Stockholders provide such Transfer Notice later than 21 days prior to the Transfer Date.

                 (c) Each Tag-Along Stockholder that wishes to participate in the Tag-Along Sale shall provide written notice (or oral notice confirmed in writing) (the "Tag-Along Notice") to the Controlling Stockholders no less than 7 days prior to the Transfer Date. The Tag-Along Notice shall set forth the number and kind of Shares that such Tag-Along Stockholder elects to include in the Transfer, which shall not exceed such Tag-Along Stockholder's Transfer Allotment; provided that the failure of a Tag-Along Stockholder to correctly specify a number or kind of Shares not exceeding its Transfer Allotment shall not affect the rights such Tag-Along Stockholder may otherwise have under this Section 2.6 (and any specified Shares in excess of such Tag-Along Stockholder's Transfer Allotment shall be treated as Additional Shares). The Tag-Along Notice shall also specify the aggregate number and kind of additional Shares owned of record by such Tag-Along Stockholder as of the close of business on the second day immediately preceding the date on which the Tag-Along Notice is given by such Tag-Along Stockholder, if any, which such Tag-Along Stockholder desires also to include in the Transfer ("Additional Shares") in the event there is any under-subscription for the entire amount of all Tag-Along Stockholders' Transfer Allotments. In the event there is an under-subscription by the Tag-Along Stockholders for any portion of the aggregate Tag-Along Stockholders' Transfer Allotments, the Controlling Stockholders shall apportion the unsubscribed Tag-Along Stockholders' Transfer Allotments to Tag-Along Stockholders whose Tag-Along Notices specified an amount of Additional Shares, which apportionment shall be on a pro rata basis among such Tag-Along Stockholders in accordance with the number of Additional Shares specified by all such Tag-Along Stockholders in their Tag-Along Notices. The Tag-Along Notices given by the Tag-Along Stockholders shall constitute their binding agreements to sell such Shares on the terms and conditions applicable to the Transfer.

                 If a Tag-Along Notice is not received by the Controlling Stockholders from a Tag-Along Stockholder prior to the 7-day period specified above, the Controlling Stockholders shall have the right to sell or otherwise Transfer the number of Shares specified in the Transfer Notice to the Proposed Purchaser specified in the Transfer Notice without any participation by such Tag-Along Stockholder (subject to the right of other Tag-Along Stockholders to sell Additional Shares in the event of an under-subscription by Tag-Along Stockholders, as described above), but only on terms and conditions with respect to the consideration paid by the Proposed Purchaser no more favorable (and other material terms and conditions which a reasonable investor would consider significant to the decision to include Shares in the Transfer no more favorable in any material respect) to the Controlling Stockholders than as stated in the Transfer Notice to the Tag-Along Stockholders, and only if such Transfer occurs on a date within 45 Business Days of the Transfer Date.

                 (d) No Tag-Along Stockholder shall be required to make any representations and warranties to any Person in connection with such Tag-Along Sale except as to (i) good title and the absence of liens with respect to such Tag-Along Stockholder's Shares, (ii) the corporate or other existence of such Tag-Along Stockholder and (iii) the authority for and the validity and binding effect of, and the absence of any conflicts under the charter documents and material agreements of such Tag-Along Stockholder as to, any agreements entered into by such Tag-Along Stockholder in connection with such Transfer. No Tag-Along Stockholder shall be required to provide any indemnities in connection with such Tag-Along Sale except for a breach of such representations and warranties.

                 (e) The provisions of this Section 2.6 shall not apply to any Transfers (i) by a Controlling Stockholder to a Permitted Transferee of such Controlling Stockholder (provided that such Permitted Transferee has agreed to be bound by this Agreement as contemplated by Section 2.9 hereof),
(ii) pursuant to a Public Offering, (iii) pursuant to a Rule 144 Open Market Transaction of which each of the Investor Nominees and each Purchaser who beneficially owns at least 731,897 Shares, has been provided at least two Business Days prior written notice, (iv) on or after March 22, 1996, by Ronald W. Burkle or Controlling Stockholders controlled by Ronald W. Burkle; provided, that the aggregate number of Shares transferred pursuant to this clause (iv) by all such Persons does not exceed 73,365 (2.5% of the number of Shares beneficially owned by the Yucaipa Affiliates on the Acquisition Date), (v) of limited partnership interests in Yucaipa Dominick's Partners, L.P. by Ronald W. Burkle as of the Acquisition Date and representing an indirect pecuniary interest in not more than 178,583 Shares, (vi) of limited partnership interests in Crescent Shared Opportunity Fund II, L.P., or (vii) constituting a bona fide pledge to a broker-dealer or other institutional lender.

                 Section 2.7 Rights to Compel Sale. (a) If at any time the Controlling Stockholders shall enter into a written agreement with a Third Party to acquire solely for cash all, but not less than all, of the issued and outstanding Shares in a bona fide transaction (a "Compelled Sale Agreement"), the Controlling Stockholders shall have the right, subject to the terms and conditions set forth below, to require each of the Investors (the "Remaining Holders") to sell all, but not less then all, of the Shares held by each such Remaining Holder (a "Compelled Sale"). Subject to the terms and conditions set forth below, the Remaining Holders shall (and hereby agree to) sell such Shares on the same terms and conditions and for the same per Share consideration as the Controlling Stockholders sell their Shares.

                 As soon as is reasonably practicable after the commencement of material discussions regarding a proposed sale of the Company (whether through a merger, sale of stock or assets or otherwise), business combination, or similar transaction, the Controlling Stockholders shall provide each of the Investor Nominees with notice thereof, which shall include reasonable details with respect thereto. The Controlling Stockholders shall provide each of the Investor Nominees with prompt notice of all material developments in such discussions.

                 (b) Within two Business Days following execution of any Compelled Sale Agreement, the Controlling Stockholders shall provide each Remaining Holder with written notice thereof (the "Compelled Sale Notice"). The Compelled Sale Notice shall attach a copy of the Compelled Sale Agreement and shall set forth: (i) the name and address of the Third Party; (ii) the amount of consideration to be paid per Share and the terms and conditions of payment offered by the Third Party; and (iii) all other material terms of such Compelled Sale, including the proposed date of the Compelled Sale (the "Compelled Sale Date"), which shall be not less than 20 days following the delivery of the Compelled Sale Notice, and the outside termination date of the Compelled Sale Agreement (the "Compelled Sale Termination Date"), which shall be not more than 150 days following the delivery of the Compelled Sale Notice.

                 (c) The provisions of this Section 2.7(c) shall only apply if the aggregate consideration to be paid for all outstanding Shares in such Compelled Sale implies an Enterprise Value on the date of delivery of the Compelled Sale Notice of less than the product of (x) 6.5 times (y) EBITDA of the Company for the latest four fiscal quarters of the Company for which information was (or was required to be) provided to Investors pursuant to
Section 4.4 hereof.

                          (i) If the Other Purchasers holding at least 65% of the Shares then held by the Other Purchasers deliver an Appraisal Request, Apollo and Yucaipa shall choose an Appraiser from the list of proposed Appraisers contained in the Appraisal Request, and notify such Other Purchasers of such choice on or prior to the fifth Business Day following delivery of the Appraisal Request. Such Other Purchasers shall retain such

         Appraiser and cause the Appraiser to calculate an Appraised Value as promptly as practicable (but in any event prior to the 20th Business Day following selection of the Appraiser) and to provide written notice thereof to the Controlling Stockholders and the Purchasers (the "Appraisal Notice").

                          If the per Share consideration to be paid in such Compelled Sale is less than the Appraised Value, then (A) the Controlling Stockholders shall pay all fees and expenses of the Appraiser arising in connection with the calculation of the Appraised Value and (B) no Purchaser shall be required to sell its Shares in the Compelled Sale. Otherwise, the Other Purchasers shall pay all fees and expenses of the Appraiser arising in connection with the calculation of the Appraised Value and shall be required to sell their Shares in the Compelled Sale subject to the terms and conditions of this Section 2.7.

                          (ii) If (A) an Appraisal Request is not delivered on or prior to the fifth Business Day following delivery of the Compelled Sale Notice or the per Share consideration to be paid in such Compelled Sale is not less than the Appraised Value and (B) Apollo delivers to Yucaipa a written notice (a "Compelled Sale Acceptance") within 15 days following the delivery of the Compelled Sale Notice (or, if an Appraisal Request was delivered, within 15 days following delivery of the Appraisal Notice), which Compelled Sale Acceptance sets forth the binding commitment of Apollo (or its designee) to purchase all of the issued and outstanding Shares at the price per Share and on all of the other terms and subject to all of the conditions set forth in the Compelled Sale Agreement and the other terms and conditions set forth herein (including, without limitation, the condition that Apollo (or its designee) obtains financing, within the time periods set forth below, on terms and conditions satisfactory to Apollo (or such designee)), then the Controlling Stockholders and such Remaining Holders shall, and the Controlling Stockholders shall cause the other participating stockholders to, sell, and Apollo (or its designee) shall purchase, such Shares on the terms and subject to the conditions set forth therein as if Apollo (or its designee) is (and for purposes of this Section 2.7 will be deemed to be) the Third Party, and the Compelled Sale Date is (and for purposes of this Section 2.7 will be deemed to be) the later of (1) 60 days following the delivery of the Compelled Sale Notice or the Appraisal Notice, as the case may be, (2) if on the date of the Compelled Sale Notice, the Company and its Subsidiaries have, in the aggregate, greater than $100 million of outstanding Disqualified Indebtedness, 90 days following the delivery of the Compelled Sale Notice or the Appraisal Notice, as the case may be, and (3) the Compelled Sale Date specified in the Compelled Sale Notice; provided, that (A) the right of Apollo (or its designee) to purchase Shares pursuant to this Section 2.7(c) shall terminate if (x) it has not satisfied or waived its financing contingencies on or prior to the date all financing contingencies contained in the Compelled Sale Agreement were required to be so satisfied or waived (or, if later, on or prior to the date set forth in clause (1) or (2) above, as applicable) or (y) such purchase has not been consummated on or prior to the Compelled Sale Termination Date (or, if later, the date set forth in clause (1) or (2) above, as applicable) and (B) subject to its ability to obtain financing on satisfactory terms and conditions within the time periods set forth above, the obligation of Apollo (or its designee) to purchase Shares shall terminate only in accordance with the terms of the Compelled Sale Agreement (or similar agreement by which Apollo (or such designee) has become bound).

                 (d) Notwithstanding anything contained in this Agreement to the contrary in connection with a Transfer (which otherwise complies with the terms of this Agreement) of at least 66 2/3% of the Shares held by Apollo on the Acquisition Date to a single Transferee (whether by a single transaction or a series of transactions) Apollo may, by written notice to the Company, assign all of its rights under this Section 2.7 to such Transferee including, without limitation, the right to purchase all of the issued and outstanding Shares under Section 2.7(c).

                 (e) Subject to the satisfaction or waiver of the terms and conditions of the Compelled Sale Agreement (other than any condition relating to the delivery of Shares by the Remaining Holders), the Compelled Sale shall occur at a closing (the "Compelled Sale Closing") on the Compelled Sale Date during normal business hours at a time and place reasonable designated by the Controlling Stockholders and the Third Party; provided, that if the Compelled Sale Closing has not occurred on or prior to the Compelled Sale Termination Date, the Remaining Holders will be released from their obligations under this Section 2.7, unless and until the Controlling Stockholders deliver a new Compelled Sale Notice in compliance with this
Section 2.7.

                 (f) If any Person fails to deliver certificates representing its Shares as required by this Section 2.7 and the Compelled Sale in question is consummated, then such Person (i) shall not be entitled to the consideration it is to receive under this Section 2.7 until it cures such failure (provided, that after curing such failure it shall be so entitled to such consideration without interest), (ii) shall for all purposes be deemed no longer to be a stockholder of the Company and have no voting rights with respect to such Shares, (iii) shall not be entitled to any dividends or other distributions with respect to the Shares held by it, (iv) shall have no other rights or privileges granted to stockholders under this or any other agreement and (v) in the event of liquidation of the Company, shall have rights subordinate to the rights of any equity holder with respect to any consideration it would have received if it had complied with this Section 2.7, if any, until it cures such failure (provided, that after curing such failure it shall be so entitled to such consideration without interest). If any party so fails to deliver such certificates as so required it shall execute, acknowledge and deliver all such further agreements and take all such further actions as may be necessary or desirable to give effect to the provisions of this Section 2.7(f).

                 (g) No Remaining Holder shall be required to make any representations and warranties to any Person in connection with such Transfer except as to (i) good title and the absence of liens with respect to such Remaining Holder's Shares, (ii) the corporate or other existence of such Remaining Holder and (iii) the authority for and the validity and binding effect of, and the absence of any conflicts under the charter documents and material agreements of such Remaining Holder as to, any agreements entered into by such Remaining Holder in connection with such Transfer. The Remaining Holders shall not be required to provide any indemnities in connection with such Transfer except for a breach of a such representations and warranties.

                 (h) The Company shall, and shall cause its Subsidiaries to, use their respective best efforts to ensure that the terms of all Indebtedness and preferred stock created, incurred, assumed or guaranteed by the Company or any of its Subsidiaries after the Effective Date (and all agreements and instruments relating thereto) do not (directly or indirectly) prohibit, or provide for a default, right to accelerate, acceleration, put, mandatory redemption, repurchase or repayment, or similar event, directly or indirectly, due to, upon, in anticipation of, or following, Apollo's exercise of its rights pursuant to this Section 2.7 or any other transaction pursuant to which Apollo obtains or may obtain control of the Company. Any Indebtedness or preferred stock (including, without limitation, the Redeemable Preferred Stock) containing any of such terms is referred to herein as "Disqualified Indebtedness."

                 Section 2.8 Offering Memorandum. The Company shall cooperate with the Investors and make available on a timely basis such information as the Investors may reasonably request (to the extent that such information can be provided without unreasonable expense or disruption of the Company's affairs) to facilitate (i) Transfer of 5% or more of the issued and outstanding Shares to a Third Party or (ii) in the case of Apollo, the financing of a Compelled Sale, including, in the case of (A) any Transfer of 5% or more of the issued and outstanding Shares not registered pursuant to the Securities Act or (B) in the case of Apollo, the financing of a Compelled Sale,
(x) at any time the Company is not filing periodic reports under the Exchange Act, prompt preparation of an offering memorandum relating to the Shares, the financing (if applicable) and the Company and its Subsidiaries that contains such information as is required by the Securities Act and other applicable laws to be provided to "accredited investors" and such other information reasonably requested by the Investors, and (y) making available to any proposed purchaser of such Shares or proposed source of financing reasonable access to management of the Company and its Subsidiaries.

                 The Company shall provide customary representations and warranties to the selling Investors and any purchaser of such Shares or source of financing, as the case may be, to the effect that the information contained in any such offering memorandum that has been provided by the Company does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall indemnify each of the Investors, the purchaser or source of financing, as the case may be, and their respective representatives and agents from and against any loss, claim, damage, liability or expense incurred by any of them as a result of any breach of such representation and warranty.

                 Section 2.9 Deliveries at Closing; Method of Payment of Purchase Price. Each Tag-Along Stockholder, Controlling Stockholder and Remaining Holder, as applicable, shall deliver to the Proposed Purchaser, Apollo or the Third Party, as applicable, against delivery of the purchase price for the Shares being sold by it, (i) certificates appropriately endorsed and representing the Shares being sold, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including, without limitation, executed stock powers and evidence of ownership and authority, as the purchasers may reasonably request. The purchase price shall be paid by wire transfer of immediately available funds to the bank account designated by each Tag-Along Stockholder, Controlling Stockholder and Remaining Holder, or by certified check if the amount payable to the recipient thereof is less than $1,000,000.

                                  ARTICLE III

                        SCOPE OF BUSINESS OF THE COMPANY

                 Section 3.1 Scope of Business. As of the Effective Date, the Company legally and beneficially will own 100% of the outstanding shares of capital stock of Dominick's. Dominick's and its Subsidiaries are engaged primarily in the operation of conventional retail supermarkets, warehouse format supermarkets and grocery warehouse facilities located principally in Illinois and Indiana.

                 Section 3.2 Business Opportunities. None of Yucaipa, its partners nor any Person controlled by any of them (other than the Company or its Subsidiaries) shall, directly or indirectly, enter into, or agree or commit to enter into, any material investment in or otherwise exploit any business opportunity primarily related to the operation of conventional retail supermarkets, warehouse format supermarkets and grocery warehouse facilities within the States of Illinois, Indiana, Iowa or Wisconsin or in any other market in which the Company or any of its Subsidiaries does business (other than an investment in the shares of any public company representing less than 5% of such company's fully diluted common equity) (a "Business Opportunity") except with the approval of Apollo and the holders of a majority of the Shares held by the Other Purchasers, so long as the Other Purchasers beneficially own at least 50% of the Shares owned by the Other Purchasers as of the Acquisition Date.

                                   ARTICLE IV

                      ADDITIONAL RIGHTS AND OBLIGATIONS OF
                           INVESTORS AND THE COMPANY

                 Section 4.1 Management Fees. Neither the Company nor any of its Subsidiaries shall pay to Yucaipa or any of its Affiliates compensation for providing services to the Company and its Subsidiaries (or reimbursement of expenses in connection therewith) other than pursuant to (a) the Management Agreement, (b) customary compensation and expense reimbursement arrangements between the Company and Darren W. Karst in his capacity as an officer or employee of the Company, or (c) any similar agreement or arrangement approved by a majority of the disinterested members of the Board of Directors with respect to such agreement or arrangement.

                 Section 4.2 Consulting Services. Neither the Company nor any of its Subsidiaries may retain or employ Yucaipa or any of its Affiliates as a financial advisor or consultant other than solely in accordance with the terms of the Management Agreement or any similar agreement or arrangement approved by the Board of Directors and a majority of the Investor Nominees.

                 Section 4.3 Access to Information; Confidentiality. Upon the request of any single Investor owning more than 10% of the outstanding Shares or of any Purchaser, the Company shall afford such Person and its accountants, counsel and other representatives reasonable access to all of the properties, books, contracts, commitments and records (including, but not limited to, tax returns) of the Company and its Subsidiaries that are reasonably requested. Such Person will, and will cause its agents to, conduct any such investigations on reasonable advance notice, during normal business hours, with reasonable numbers of persons and in such a manner as not to interfere unreasonably with the normal operations of the Company and its Subsidiaries.

                 Except as otherwise required by applicable law, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other Person, would jeopardize the attorney-client privilege of the Person in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date hereof. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                 The Investors shall, and shall use their best efforts to cause their representatives to, keep confidential all such information to the same extent such information is treated as confidential by the Company, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information that (x) was already in the investors' possession prior to the disclosure thereof by the Company (other than through disclosure by any other Person subject to a duty of confidentiality), (y) was then generally known to the public, or (z) was disclosed to the investors by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law or legal or regulatory process. If in the absence of a protective order or the receipt of a waiver hereunder the investors are nonetheless, in the opinion of their counsel, compelled to disclose information concerning the Company to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Investors may disclose such information to such tribunal or governmental body or agency without liability hereunder.

                 Section 4.4 Furnishing of Information. (a) The Company shall deliver to each Investor, as long as such Investor shall own any Shares:

                          (i) as promptly as practical, but in no event later than 60 days after the close of each of its first three quarterly accounting periods during any fiscal year of the Company, the consolidated balance sheet of the Company as at the end of such quarterly period, and the related consolidated statements of operations, stockholders' equity and cash flows for such quarterly period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year (if such comparative figures are available without unreasonable expense), all of which shall be certified by the chief financial officer of the Company, to have been prepared in accordance with generally accepted accounting principles, subject to year-end audit adjustments, together with an MD&A;

                          (ii) as promptly as practical, but in no event later than 105 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing, together with an MD&A; and

                          (iii) all reports, if any, filed by the Company or any Subsidiary of the Company with the Commission under the Exchange Act, as promptly as practical, but in no event later than 15 days after filing any such reports with the Commission.

                 (b) The provisions of Sections 4.4(a)(i) and (ii) above shall be deemed to have been satisfied if the Company delivers the reports timely filed by the Company with the Commission on Form 10-Q or 10-K, as applicable, for such periods promptly, but in no event later than 15 days after filing any such Form with the Commission.

                 (c) The Company shall deliver to Apollo and each Other Purchaser holding not less than 1,397,925 Shares a copy of all notices, statements and information sent to the Agent or the Lenders pursuant to Section
6.1 of the Credit Agreement, but in no event later than 15 days after each such delivery to the Agent or Lenders, as the case may be.

                 Section 4.5 Regulatory Problems, Etc. (a) Each Investor that has a potential Regulatory Problem shall notify the Company of the existence thereof and of the percentage amount of the Company's equity securities that would cause it to have such Regulatory Problem. A Person shall be deemed to have a "Regulatory Problem" when such Person and its Affiliates would own, control or have the power over a greater number or percentage of securities of any kind issued by the Company or any other Person than are permitted under any requirement of any governmental authority.

                 (b) Before the Company or any of its Subsidiaries redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, the Company shall give prompt written notice of such pending action to any Investor that would, according to the terms of any such prior notice, have a Regulatory Problem as a result of such action.

                 (c) Before the Company or any of its Subsidiaries directly or indirectly takes any action that would result in the Company being treated as a RPHC, the Company shall give prompt written notice to each Purchaser that has advised the Company it desires to receive such notice.

                 (d) Upon the written request of any Investor so notified pursuant to clauses (b) or (c), above, made within 10 days after its receipt thereof, the Company shall (or shall cause its Subsidiaries to) defer taking such action for such period (not to extend beyond 45 days after such investor's receipt of the Company's original notice) as such Investor requests.

                                   ARTICLE V

                        CORPORATE GOVERNANCE AND VOTING

                 Section 5.1 Boards of Directors. (a) The Board of Directors and the Dominick's Board shall each be composed of 11 members (or such lesser number of members as actually shall have been designated by the parties hereto in accordance with the provisions of this Section 5.1). Yucaipa shall be entitled, but not required, to designate 6 members to each such board of directors (collectively, the "Yucaipa Nominees"). Apollo (or any representative thereof designated by Apollo) shall be entitled to designate two members to each such board of directors (collectively, the "Apollo Nominees") and the Independent Nominator shall be entitled to designate one member to each such board of directors (the "Other Nominees" and, together with the Apollo Nominees, the "Investor Nominees"). The remaining two members of each such board of directors shall be selected by the Board of Directors and shall be "independent directors" as required by the rules and regulations of the New York Stock Exchange, Inc. (each, an "Independent Director").

                 On the Effective Date, the Board of Directors shall be divided into three classes designated as "Class I", "Class II" and "Class III."
Subject to the provisions of this Section 5.1, Class I shall be comprised of two Yucaipa Nominees and one Apollo Nominee; Class II shall be comprised of two Yucaipa Nominees, one Apollo Nominee and one Independent Director; and Class III shall be comprised of two Yucaipa Nominees, one Other Nominee and one Independent Director. The terms of office of the respective classes of directors will be as follows: Class I will expire at the annual meeting of stockholders to be held in 1997; Class II will expire at the annual meeting of stockholders to be held in 1998; and Class III will expire at the annual meeting of stockholders to be held in 1999. At each annual meeting of stockholders beginning in 1997, the successors to directors whose terms will then expire will be elected to serve for a three-year term (i.e., from the time of election until the third annual meeting following such election).

                 If Yucaipa is the Independent Nominator, each Other Nominee shall be an individual who has no other relationship with the Company, any stockholder of the Company or any of their respective Affiliates and who is qualified by reason of such individual's expertise in financial and investment matters (as distinct from the operation of business concerns) to serve as a member of such Board; provided, that any Other Purchaser that holds not less than 35% of the Shares then held by the Other Purchasers may assert to Yucaipa that any individual so appointed as an Other Nominee does not meet the qualifications set forth in this sentence, and any dispute as to such matter shall be resolved by arbitration upon terms reasonably acceptable to Yucaipa and the Requisite Holders, and such individual shall continue to serve as an Other Nominee during the pendency of such dispute.

                 (b) The Investors and the Controlling Stockholders shall vote all of the Shares (other than shares of Class B Common Stock) owned or held of record by them at all regular and special meetings of the stockholders of the Company called or held for the purpose of filling positions on the Board of Directors, and in each written consent executed in lieu of such a meeting of stockholders, and each party hereto shall take all actions otherwise necessary, to ensure (to the extent within the parties' collective control) the election to the Board of Directors and the Dominick's Board of the Yucaipa Nominees and the Investor Nominees.

                 (c) The Company, Dominick's, the Controlling Stockholders and the Investors shall use their respective best efforts to call, or cause the appropriate officers and directors of the Company or Dominick's, as applicable, to call, a special meeting of stockholders of the Company or Dominick's, as applicable, and to vote all of the Shares (other than shares of Class B Common Stock) or shares of capital stock of Dominick's, as applicable, owned or held of record by them for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of (A) any Yucaipa Nominee if Yucaipa requests such director's removal in writing for any reason, (B) any Apollo Nominee if Apollo requests such director's removal in writing for any reason and (C) any Other Nominee if the Independent Nominator requests such director's removal in writing for any reason. Yucaipa, Apollo and the Independent Nominator, respectively, shall have the right to designate a new nominee in the event any Yucaipa Nominee, Apollo Nominee or Other Nominee, respectively, shall be so removed under this Section 5.1(c) or shall vacate his directorship for any reason.

                 Except as provided in this Section 5.l(c), each party hereto agrees that at any time that it is then entitled to vote for the election or removal of directors, it will not vote in favor of the removal of any Yucaipa Nominee or Investor Nominee unless (i) such removal shall be at the request of the party who nominated such director pursuant to the provisions of Section 5.1(a) or (ii) the right of the party who nominated such director to do so has terminated in accordance with Section 5.1(f).

                 (d) The Company shall not, and shall not permit any of its Subsidiaries to, without the consent of holders of a majority of the Shares (other than shares of Class B Common Stock) held by Yucaipa, Apollo or the Independent Nominator, as the case may be, take any action that under the Charter Documents or this Agreement requires the approval of one or more Yucaipa Nominees, Apollo Nominees or Other Nominee, as the case may be, if any of the Yucaipa

Nominees, Apollo Nominees or Other Nominee, as the case may be, approving such action are Persons whose removal from the Board of Directors has been requested at or prior to the time of such action by the party who nominated such director pursuant to Section 5.1(a). Each party hereto shall use reasonable efforts to prevent any action from being taken by the Board of Directors or the Dominick's Board, as the case may be, during the pendency of any vacancy due to death, resignation or removal of a director, unless the Person entitled to have a person nominated by it elected to fill such vacancy shall have failed, for a period of 10 days after notice of such vacancy, to nominate a replacement; provided that the provisions of this Section 5.1(d) shall not apply in circumstances in which action must be taken by the Board of Directors or the Dominick's Board, as the case may be, to protect the best interests of the Company or Dominick's, as the case may be. If such vacancy relates to an Other Nominee, the Independent Nominator shall use its best efforts to nominate a replacement Other Nominee during such 10- day period.

                 (e) As of the Effective Date, the Yucaipa Nominees shall be Ronald W. Burkle, Linda McLoughlin Figel, Patrick L. Graham, Darren W. Karst, Robert A. Mariano and Mark A. Resnik; the Apollo Nominees shall be Peter
P. Copses and David B. Kaplan; and the Other Nominee shall be Antony P.
Ressler.

                 (f)      (i)     The right of Yucaipa to designate members to
the Board of Directors and the Dominick's Board under this Section 5.1 shall
(A) be decreased by three with respect to each Board (which, in the case of the Board of Directors, shall mean one director in each of the three classes) if Ronald W. Burkle ceases to beneficially own at least 978,298 Shares (33 1/3% of the Shares beneficially owned by the Yucaipa Affiliates on the Acquisition
Date) and (B) shall terminate if Ronald W. Burkle ceases to beneficially own at least 733,727 Shares (25% of the Shares beneficially owned by the Yucaipa Affiliates on the Acquisition Date); provided, that if the termination of Yucaipa's rights pursuant to this Section 5.1(f) is due to the death of Ronald
W. Burkle, such termination will not become effective until 60 days after the date thereof.

                          (ii) The right of Apollo to designate members to the Board of Directors and the Dominick's Board under this Section 5.1 shall (A) be decreased by one with respect to each Board if Apollo ceases to beneficially own at least 1,951,722 Shares (33 1/3% of the Shares beneficially owned by Apollo on the Acquisition Date) and (B) shall terminate if Apollo ceases to beneficially own at least 1,463,795 Shares (25% of the Shares beneficially owned by Apollo on the Acquisition Date).

                          (iii) The right of the Independent Nominator to designate a member to the Board of Directors and the Dominick's Board under this Section 5.1 shall terminate if the Other Purchasers cease to beneficially own at least 1,949,278 Shares (33 1/3% of the Shares beneficially owned by the Other Purchasers on the Acquisition Date).

                 (g)      (i)     Notwithstanding anything in this Agreement to
the contrary, in connection with a Transfer of at least 66 2/3% of the Shares held by Apollo on the Acquisition Date to a single Transferee (other than any of the Yucaipa Affiliates) whether by a single transaction or a series of transactions, Apollo may, by written notice to the Company, assign all of its rights under this Section 5.1 (other than any such rights it may have as an Independent Nominator) to such Transferee and, without limiting the foregoing, such Transferee's rights to designate directors under this Section 5.1 shall not be reduced until such Transferee and its Permitted Transferees collectively cease to beneficially own at least 33 1/3% or 25%, as the case may be, of the number of Shares beneficially owned by Apollo on the Acquisition Date; provided, that such directors shall not be deemed Investor Nominees unless Apollo has provided Yucaipa the opportunity to purchase such Shares pursuant to clause (ii) below and such Shares are transferred to a Transferee other than any of the Yucaipa Affiliates.

                          (ii) Apollo may (but shall not be required to) provide Yucaipa with written notice of its desire to effect a proposed Transfer of at least 66 2/3% of the Shares beneficially owned by Apollo on the Acquisition Date (the "ROFO Notice"), which notice shall set forth: (1) the proposed price to be paid per Share; (2) the minimum number of Shares proposed to be Transferred (the "ROFO Shares"); and (3) the names of up to five proposed Transferees. If Apollo delivers a ROFO Notice and Yucaipa delivers to Apollo, within 15 days following the delivery thereof, a written acceptance setting forth the binding commitment (subject to the receipt of all required governmental approvals and financing on terms and conditions satisfactory to Yucaipa) of Yucaipa to purchase all (but not less than all) of the ROFO Shares at the price per Share set forth in the ROFO Notice (a "ROFO Acceptance"), then Apollo shall sell, and Yucaipa shall purchase, all the ROFO Shares on a date no later than 90 days after deliver of the ROFO Notice (the "ROFO Closing Date"). If Yucaipa timely elects not to purchase the ROFO Shares, fails to deliver a ROFO Acceptance within 15 days following delivery of the ROFO Notice, or fails to purchase the ROFO Shares on or prior to the ROFO Closing Date (which failure shall not relieve Yucaipa of its binding commitment, subject to the receipt of all required governmental approvals and financing on terms and conditions satisfactory to Yucaipa, to purchase such Shares), then in connection with a Transfer by Apollo of a number of Shares not less than the number of ROFO Shares to any one of the Transferees specified in the ROFO Notice for a price per Share not less than that specified in the ROFO Notice. Apollo may assign its rights to designate directors in accordance with the terms of clause (i) above, and thereafter directors designated by such Transferee under Section 5.1 shall be deemed Investor Nominees; provided that, if Yucaipa has timely elected not to purchase the ROFO Shares or failed to deliver a ROFO Acceptance within 15 days following delivery of the ROFO Notice, such Transfer is consummated on or before the later of (i) the 90th day following delivery of the ROFO Notice and (ii) if Apollo and such Transferee have entered into a binding agreement with respect to such Transfer on or prior to such 90th day, the date on which all regulatory approvals with respect to such Transfer have been obtained.

                 (h)      (i)     The Bylaws of each of the Company and
Dominick's shall authorize the establishment of an Executive Committee of the Board of Directors and the Dominick's Board, and may authorize the establishment of other committees of the Board of Directors or the Dominick's Board, as the case may be, comprised in any case of such persons as a majority of the Board of Directors or the Dominick's Board, as the case may be, shall approve, and having authority, subject to applicable law, to take all actions that (A) are ancillary to or arise in the normal course of the businesses of the Company or Dominick's, as the case may be, (B) implement and are consistent with resolutions of the Board of Directors or the Dominick's Board, as the case may be, or (C) in the case of any Compensation Committee or Audit Committee, are customary for such committee of a public company to perform. Any other delegations of authority to the Executive Committee or any other committee of the Board of Directors or the Dominick's Board, as the case may be, shall require the prior written approval of a majority of the Investor Nominees. At least one of the Apollo Nominees shall be entitled to be a member of any Audit Committee.

                          (ii) Each committee of the Board of Directors or the Dominick's Board, as the case may be, to which authority has been delegated, shall keep complete and accurate minutes and records of all actions taken by such committee, prepare such minutes and records in a timely fashion and promptly distribute such minutes and records to each member of the Board of Directors or the Dominick's Board, as the case may be.

                 Section 5.2 Action by the Board of Directors. All decisions of the Board of Directors shall require the affirmative vote of a majority of the directors of the Company then in office, or a majority of the members of an Executive Committee, or any other committee, of the Board of Directors, to the extent such decisions may be lawfully delegated to an Executive Committee, or any other committee, pursuant to Section 5.1(h).

                 Section 5.3 Charter Documents. (a) Exhibits A and B set forth copies of the Charter Documents, each in the form in which it is to be in effect on the Effective Date.

                 (b) The Company covenants that it will act, and each Controlling Stockholder and Investor agrees to use its best efforts to cause the Company to act, in accordance with its Charter Documents in all material respects. Each Controlling Stockholder and Investor shall vote all the Shares (other than shares of Class B Common Stock) owned or held of record by it at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all action necessary, to ensure (to the extent within the parties' collective control) that (i) the Charter Documents of the Company do not, at any time, conflict with the provisions of this Agreement, and (ii) unless an amendment is approved by the Board of Directors, the Charter Documents of the Company continue to be in effect in the form attached hereto as Exhibits A and B.

                 Section 5.4 Appointment of Representative. Until the termination of this Agreement, each Other Investor shall and shall cause its Permitted Transferees (jointly with the transferor, if it retains any Shares) to appoint one proxy to vote all Shares owned by such Other Investor and its Permitted Transferees. If requested by the Company, each of Apollo, the Yucaipa Affiliates and the Controlling Stockholders shall designate one Person (which designated Person may be changed from time to time by notice to the Company) to make, on their respective behalf, any and all elections and designations and to give and receive any and all notices required or permitted hereunder.

                 Section 5.5      Board Visitation Rights.  The Company shall
(a) provide notice of each meeting of the Board of Directors and of the Dominick's Board concurrently with, and in the same manner as, the notice of such meeting provided to the members of such board (but not less than one Business Day prior to such meeting) to (i) each Purchaser, as long as such Purchaser shall beneficially own at least 698,962 Shares and (ii) each Investor owning more than 10% of the outstanding Shares, (b) provide each such Person a copy of all materials and written information provided to members of each such board and any committee thereof in connection with any such meeting concurrently with the distribution thereof to such members, and (c) permit a single representative of each such Person to attend and observe each such board meeting (in person or telephonically); provided, that (x) the Company may redact or withhold all or any portion of such materials and/or (y) exclude any such representative from all or any portion of any such meeting, if the members of such board or committee reasonably determine in good faith that such redaction, withholding or exclusion is required in order to preserve the attorney-client privilege with respect to any matter before the Board of Directors or the Dominick's Board, as the case may be.

                                   ARTICLE VI

                                  TERMINATION

                 Section 6.1 Termination. Except as otherwise provided herein with respect to certain specific provisions, this Agreement shall terminate upon the earlier to occur of:

                   (i)    the mutual agreement of the parties hereto,

                   (ii) with respect to any party hereto other than the Company, such party (or its Permitted Transferees) ceasing to own any Shares,

                   (iii) such time as less than 10% of the Shares continue to be subject to the provisions of this Agreement, or

                   (iv)   March 22, 2005.

                 If this Agreement has not otherwise terminated prior to March 22, 2003, the Investors and the Controlling Stockholders shall undertake to renew provisions of this Agreement relating to the voting of Shares for a successive 10-year period, or such shorter period as this Agreement is in effect. Notwithstanding the foregoing, Section 4.3 shall survive to the later of March 22, 2005 or the termination of this Agreement.

                                  ARTICLE VII

                                 MISCELLANEOUS

                 Section 7.1 No Inconsistent Agreements. Each party hereto hereby consents to the termination of any other prior written or oral agreement or understanding restricting, conditioning or limiting the ability of any party to transfer or vote Shares and of any registration rights agreements entered into pursuant to or in connection therewith, other than the Registration Rights Agreements.

                 Each of the Company and the Controlling Stockholders represent and agree that, as of the Effective Date, there is no (and from and after the Effective Date they will not, and will cause their respective Subsidiaries and Affiliates not to, enter into any) agreement with respect to any securities of the Company or any of its Subsidiaries (and from and after the Effective Date neither the Company nor any Controlling Stockholder shall take, or permit any of their Subsidiaries or Affiliates to take, any action) that is inconsistent in any material respect with the rights granted to the Investors in this Agreement.

                 Without limiting the foregoing, the Company represents that,
(a) except for (i) this Agreement, (ii) the Company's 1995 Stock Option Plan,
(iii) the Company's 1995 Management Equity Plan and those certain Management Stockholders Agreements entered into thereunder, (iv) the Company's 1996 Equity Participation Plan, and (v) the Registration Rights Agreements dated as of November 1, 1996 between the Company and certain Yucaipa Affiliates, there are no other existing agreements relating to the voting or registration of any equity securities of the Company or any of its Subsidiaries and (b) except for
(i) the agreements specified in clause (a), above, there are no other existing agreements between the Company and any other holder of Shares relating to the transfer of any equity securities of the Company or any of its Subsidiaries.

                 Section 7.2 No Other Affiliate Stockholders. Each Yucaipa Affiliate represents to the Investors that, as of the Acquisition Date, except for 2,934,909 shares of Common Stock owned collectively by the Yucaipa Affiliates, the Yucaipa Warrant, limited partnership interests in Crescent Shared Opportunity Fund II, L.P., and options to purchase 109,784 shares of Common Stock owned collectively by Darren W. Karst and George G. Golleher, no Yucaipa Affiliate or Affiliate of any Yucaipa Affiliate is the beneficial or record owner of (or has any pecuniary interest in) any Shares or any rights, options or warrants to purchase Shares or securities convertible into Shares.

                 Section 7.3 Recapitalization, Exchanges, Etc. If any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Company, then appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement and the terms "Common Stock, "Class B Common Stock," and "Shares," each as used herein, shall be deemed to include shares of such capital stock or other securities, as appropriate. Without limiting the foregoing, whenever a particular number of Shares is specified herein, such number shall be adjusted to reflect stock dividends, stock-splits, combinations or other reclassifications of stock or any similar transactions.

                 Section 7.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that (i) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by the Company (except by operation of law in any merger); (ii) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by the Controlling Stockholders or any Investor except to any Person to whom it has Transferred Shares in compliance with this Agreement and who has become bound by this Agreement pursuant to Section 2.2 hereof; and (iii) the rights of the parties under Article V hereof may not be assigned to any Person except as explicitly provided therein. If any party hereto shall acquire additional Shares, such Shares shall, except as otherwise expressly provided herein, be held subject to (and entitled to all the benefits of) all of the terms of this Agreement.

                 Section 7.5 No Waivers; Amendments. (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 (b) This Agreement may not be amended or modified, nor may any provision hereof be waived, other than by a written instrument signed by (x) Yucaipa, (y) the holders of a majority of the Shares held by the Purchasers and (z) so long as the Other Purchasers beneficially own at least 50% of the Shares beneficially owned by them as of the Acquisition Date, at least two unrelated Purchasers; provided, however, that

                   (i) so long as Apollo beneficially owns at least 25% of the Shares beneficially owned by Apollo on the Acquisition Date, without the consent of Apollo, no amendment, modification or waiver that adversely affects the rights or duties of Apollo hereunder may be effected,

                   (ii) so long as Apollo beneficially owns at least 10% of the Shares beneficially owned by Apollo on the Acquisition Date, without the consent of Apollo, no amendment, modification or waiver of
         Section 2.7, 6.1 or this Section 7.5 that adversely affects the rights or duties of Apollo thereunder may be effected,

                   (iii) so long as any Other Purchaser beneficially owns at least 25% of the Shares beneficially owned by it on the Acquisition Date and not less than 698,962 Shares without the consent of such Other Purchaser, no amendment, modification or waiver that adversely affects the rights or duties of such Other Purchaser hereunder may be effected.

                   (iv) so long as the Investors, in the aggregate, beneficially own at least 25% of the Shares beneficially owned by such Persons on the Acquisition Date, without the consent of a majority of the Shares then held by the Investors no amendment, modification or waiver that adversely affects the rights or duties of the Investors hereunder may be effected, and

                   (v) without the consent of each Investor adversely affected thereby, no amendment, modification or waiver of Sections 4.5 or 7.15 may be effected.

                 The parties hereto shall use their best efforts not to effect any amendments to the Charter Documents that would circumvent the provisions of this Section 7.5(b).

                 Section 7.6 Notices. All notices, demands, requests, consents or approvals (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally delivered or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address (and with such other copy) as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third Business Day following the date mailed or on the next Business Day following delivery of such notice to a reputable overnight courier service.

To the Company, Dominick's or the Controlling Stockholders:

                          505 Railroad Avenue
                          Northlake, Illinois 60164
                          Attention:  Robert Mariano
                          Fax:  (708) 409-6000

         with a copy (which shall not constitute notice) to:

                          c/o The Yucaipa Companies

                          10000 Santa Monica Boulevard
                          Fifth Floor
                          Los Angeles, California 90067
                          Attn:  Mark A. Resnik, Esq.
                          Fax:  (310) 789-7201

         and

                          Latham & Watkins
                          633 West Fifth Street
                          Suite 4000
                          Los Angeles, California 90071
                          Attn:  Thomas C. Sadler, Esq.
                          Fax:  (213) 891-8763


To the Purchasers:

                          To the address specified on the signature page
                 executed by each such Purchaser.

with a copy (which shall not constitute notice) to:

                          Skadden, Arps, Slate, Meagher & Flom
                          300 South Grand Avenue, Suite 3400
                          Los Angeles, California 90071
                          Attn:  Michael A. Woronoff, Esq.
                          Fax:  (213) 687-5600

To the Other Investors:

                          To the address specified on the signature page
executed by each such Other Investor.

                 Section 7.7 Inspection. So long as this Agreement shall be in effect, this Agreement and, amendments hereto and waivers hereof shall be distributed to all parties hereto after becoming effective and shall be available upon the request of any Investor.

                 SECTION 7.8 GOVERNING LAW. THIS AGREEMENT SHALL GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, EXCEPT AS TO MATTERS OF CORPORATE GOVERNANCE, WHICH SHALL BE INTERPRETED IN ACCORDANCE WITH THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

                 Section 7.9 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                 Section 7.10 Entire Agreement. This Agreement, together with the Stock Purchase Agreement and the Registration Rights Agreements attached as Exhibit C hereto, constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior agreements and understandings, written or oral, relating, to the subject matter hereof.

                 Section 7.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the panics hereunder shall be enforceable to the fullest extent permitted by law.

                 Section 7.12 Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

                 Section 7.13 Required Approvals. If approval of this Agreement or any of the transactions contemplated hereby shall be required by any governmental or supra-governmental agency or instrumentality or is considered to be necessary or advisable to all the parties hereto, all parties hereto shall use their best efforts to obtain such approval. If any required approval is not obtained or it becomes clear that such approval will not be granted, any party shall immediately give the other parties hereto notice and the parties hereto shall promptly meet and negotiate in good faith to modify their respective obligations as necessary.

                 Section 7.14 Consistency. In the event of a conflict between this Agreement on the one hand and the Charter Documents or any agreement relating to the securities of the Company, or its Subsidiaries on the other hand, the terms and provisions of this Agreement shall be deemed to set forth the true intentions of the parties (to the extent permitted by applicable law) and shall supersede the terms of any other agreement.

                 Section 7.15 Public Disclosure. The Company shall not, and shall not permit any of its Subsidiaries to, make any public announcements or disclosures relating or referring to any Investor, any of its affiliates, or any of their respective directors, officers, partners, employees or agents (including, without limitation, any Person designated as a director of the Company or Dominick's pursuant to the terms hereof) unless such Investor has consented to the form and substance thereof, which consent shall not be unreasonably withheld except to the extent such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation, provided that (i) any such required disclosure shall only be made, to the extent consistent with law, after consultation with such Investor and (ii) no such announcement or disclosure (except as required by law or by stock exchange regulation) shall identify any such Person without such Investor's prior consent.




                            (signature pages follow)

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                       DOMINICK'S SUPERMARKETS, INC.


                                       By:
                                          --------------------------------
                                       Name:    Robert A. Mariano
                                       Title:   President and
                                                Chief Executive Officer


                                       DOMINICK'S FINER FOODS, INC.


                                       By:
                                          --------------------------------
                                       Name:    Robert A. Mariano
                                       Title:   President and
                                                Chief Executive Officer

THE YUCAIPA AFFILIATES



                                       YUCAIPA BLACKHAWK PARTNERS, L.P.

                                       By:      Yucaipa Management L.L.C., its
                                                General Partner

                                       By:
                                          --------------------------------
                                       Name:    Ronald W. Burkle
                                       Title:   Managing Member

                                       Number of Shares of
                                       Common Stock:  2,018,106


                                       YUCAIPA CHICAGO PARTNERS, L.P.

                                       By:      Yucaipa Management L.L.C., its
                                                General Partner

                                       By:
                                          --------------------------------
                                       Name:    Ronald W. Burkle
                                       Title:   Managing Member

                                       Number of Shares of
                                       Common Stock:  253,470


                                       YUCAIPA DOMINICK'S PARTNERS, L.P.


                                       By:      Yucaipa Management L.L.C., its
                                                General Partner

                                       By:
                                          --------------------------------
                                       Name:    Ronald W. Burkle
                                       Title:   Managing Member

                                       Number of Shares of
                                       Common Stock:  663,333




                                       -----------------------------------
                                       Ronald W. Burkle

THE PURCHASERS


                                       APOLLO INVESTMENT FUND, L.P.

                                       By:   Apollo Advisors II, L.P.
                                             Its General Partner

                                       By:   Apollo Capital Management II, Inc.
                                             Its General Partner


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for notice:

                                       c/o Apollo Advisors II, L.P.
                                       2 Manhattanville Road
                                       Purchase, New York 10577
                                       Attn:
                                       Fax:

                                       Number of Shares of
                                       Common Stock:

                                       Number of Shares of
                                       Class B Common Stock:

                                       APOLLO INVESTMENT FUND III, L.P.

                                       By:   Apollo Advisors II, L.P.
                                             Its General Partner

                                       By:   Apollo Capital Management II, Inc.
                                             Its General Partner


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for notice:

                                       c/o Apollo Advisors II, L.P.
                                       2 Manhattanville Road
                                       Purchase, New York 10577
                                       Attn:
                                       Fax:

                                       Number of Shares of
                                       Common Stock:

                                       Number of Shares of
                                       Class B Common Stock:

                                       APOLLO OVERSEAS PARTNERS III, L.P.

                                       By:   Apollo Advisors II, L.P.
                                             Its Managing General Partner

                                       By:   Apollo Capital Management II, Inc.
                                             Its General Partner


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for notice:

                                       c/o Apollo Advisors II, L.P.
                                       2 Manhattanville Road
                                       Purchase, New York 10577
                                       Attn:
                                       Fax:

                                       Number of Shares of
                                       Common Stock:

                                       Number of Shares of
                                       Class B Common Stock:

                                       APOLLO (UK) PARTNERS III, L.P.

                                       By:    Apollo Advisors II, L.P.
                                              Its Managing General Partner

                                        By:   Apollo Capital Management II, Inc.
                                              Its General Partner


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for notice:

                                       c/o Apollo Advisors II, L.P.
                                       2 Manhattanville Road
                                       Purchase, New York 10577
                                       Attn:
                                       Fax:

                                       Number of Shares of
                                       Common Stock:

                                       Number of Shares of
                                       Class B Common Stock:

                                       BT INVESTMENT PARTNERS, INC.


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for Notice:

                                       130 Liberty Street
                                       New York, New York 10006
                                       Attn:    James Dworkin
                                       Fax:     (212) 250-7651

                                       Number of Shares of
                                       Class B Common Stock:

                                       CHASE EQUITY ASSOCIATES, L.P.



                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for Notice:

                                       One Chase Plaza
                                       8th Floor
                                       New York, New York 10081
                                       Attn:  Michael T. McLaughlin
                                       Fax:   (212) 552-1159

                                       Number of Shares of
                                       Class B Common Stock:

                                       CRESCENT/MACH I PARTNERS, L.P.


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for Notice:

                                       11100 Santa Monica Boulevard
                                       Suite 2050
                                       Los Angeles, California 90025
                                       Attn:  Robert Beyer
                                       Fax:   (310) 575-1997

                                       Number of Shares of Common Stock:
                                       Number of Shares of Class B Common Stock:


                                       CRESCENT SHARED OPPORTUNITY
                                       FUND II, L.P.


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for Notice:

                                       11100 Santa Monica Boulevard
                                       Suite 2050
                                       Los Angeles, California 90025
                                       Attn:  Robert Beyer
                                       Fax:   (310) 575-1997

                                       Number of Shares of Common Stock:
                                       Number of Shares of Class B Common Stock:

INVESTORS



                                       BAHRAIN INTERNATIONAL BANK, E.C.


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


                                       Address for Notice:

                                       c/o Dilmun Investments, Inc.
                                       Metro Center
                                       One Station Place
                                       Stamford, Connecticut  06902
                                       Attn:    Maryann Hansen
                                       Fax:     (203) 353-5711

                                       Number of Shares of
                                       Class B Common Stock:

                                       BANKERS TRUST NEW YORK CORPORATION


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


                                       Address for Notice:

                                       130 Liberty Street
                                       33rd Floor
                                       New York, NY 10006
                                       Attn:    James Dworkin
                                       Fax:     (212) 250-7651

                                       Number of Shares of
                                       Class B Common Stock:

                                       BHF-BANK AKTIENGESELLSCHAFT


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for Notice:

                                       55 East 59th Street
                                       New York, New York 10022
                                       Attn:    Paul Travers
                                       Fax:     (212) 756-5911


                                       Number of Shares of
                                       Class B Common Stock:

                                       CONTINENTAL CASUALTY COMPANY


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for Notice:

                                       c/o Loews Holding Corp.
                                       667 Madison Avenue, 7th Floor
                                       New York, NY 10021
                                       Attn:    Hillel Weinberger
                                       Fax:     (212) 935-6797

                                       Number of Shares of
                                       Class B Common Stock:

                                       FLEET NATIONAL BANK


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for Notice:

                                       Fleet National Bank
                                       1 Federal Street
                                       Mail Stop MAOFD03C
                                       Boston, MA 022110
                                       Attention: Guy G. Smith
                                       Tel:  (617) 346-4400
                                       Fax:  (617) 346-4806

                                       Number of Shares of
                                       Class B Common Stock:

                                       FSC CORP.


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for Notice:

                                       c/o Bank of Boston
                                       100 Federal Street, MS 01-09-01
                                       Boston, MA 02110
                                       Attn:    Mary Josephs Reilly
                                       Fax:     (617) 434-4929

                                       Number of Shares of
                                       Class B Common Stock:

                                       INDOSUEZ DOMINICK'S PARTNERS, L.P.


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


                                       Address for Notice:

                                       c/o Indosuez Capital
                                       1211 Avenue of the Americas, 7th Floor
                                       New York, New York 10036
                                       Attn:    Michael Walsh, Esq.
                                       Fax:     (212) 278-2201

                                       Number of Shares of
                                       Class B Common Stock:

                                       INTERNATIONAL NEDERLANDEN
                                       (U.S.) CAPITAL CORPORATION


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                       Address for Notice:

                                       135 East 57th Street
                                       New York, New York 10022
                                       Attn:    Barry Iseley
                                       Fax:     (212) 750-8936

                                       Number of Shares of
                                       Class B Common Stock:

                                       MIDLAND MONTAGU PRIVATE EQUITY INC.


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


                                       Address for Notice:

                                       140 Broadway - 5th Floor
                                       New York, New York 10005
                                       Attn:    James W. Marley
                                       Fax:     (212) 658-2586

                                       Number of Shares of
                                       Class B Common Stock:

                                       OKGBD & CO.


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


                                       Address for Notice:

                                       One Sun America Center
                                       Los Angeles, California 90067
                                       Attn:    Lynn Hopton
                                       Fax:     (310) 772-6078

                                       Number of Shares of
                                       Class B Common Stock: